Exhibit 10.01

LICENSE AGREEMENT

THIS LICENSE AGREEMENT (“Agreement”) is entered into as of this 1st day of July, 2015 (the “Effective Date”) by and between Victura Construction Group, Inc., a Wyoming corporation, (“VICT” or “Licensor”), and Cherubim Interest, Inc., a Nevada corporation (“CI” or “Licensee”). VICT and CI may be referred to as “Party” and collectively may be referred to as the “Parties”.

A.

VICT has acquired and is in further development of a certain proprietary, fully portable and scalable, self-contained Controlled Environment Agriculture Cultivation Facility, which may or may not be accompanied with a Standard Operating Procedure (“SOP”) Manual, designed for the purposes of year round cultivation (“Technology”).  The Controlled Environment Agriculture Cultivation Technology will be referred to herein as the “Cultivation Unit”.  The Cultivation Unit may be used for cultivation year round in most climates as long as water and electricity are available in such a capacity as further defined in the site specific SOP.

B.

Licensee desires to acquire and Licensor desires to grant to Licensee an Exclusive Sub-Licensable, non-assignable, world-wide license to use the Licensor’s Technology on a First Right to Refusal Basis, and such license shall be non-revocable and perpetual except as otherwise set forth in this Agreement.

NOW THEREFORE, in consideration of the mutual covenants and premises contain in this Agreement, the parties agree as follows:

1.

DEFINITIONS

1.1

“Confidential Information” means all Licensor’s Technology, and all proprietary and non-public business or technical information, whether or not patentable and know-how associated therewith, and any information disclosed by one party to the other party either orally or in writing that the party should reasonably recognize as confidential or proprietary and shall include, without limitation, information deemed trade secrets.  Notwithstanding the foregoing, “Confidential Information” shall not include any information that: (i) was in the public domain as of the Effective Date or comes into the public domain during the term of this Agreement through no act of the receiving party; (ii) was independently known to the receiving party as shown by the receiving party’s written records prior to receipt from the disclosing party, or made available to the receiving party by a third party without any violation of the obligations of such third party or the receiving party to the other party; (iii) is independently conceived, invented, or acquired by the receiving party by persons who were not exposed to Confidential Information.

1.2

 “Field” means domestic and international locations commensurate to the deployment of the technology.

1.3

“License” means the license granted to Licensee for the use of Licensor’s Technology pursuant to the terms of this Agreement.

1.4

“Licensor’s Cultivation Technology” means Licensor’s proprietary technology, methodology and processes which enable year round cultivation in almost any environment with the appropriate infrastructure(s) on a turnkey, portable and scalable basis.

1.5

“Party” means Licensor or Licensee individually; “Parties” means both Licensor and Licensee.

1.6

“Property” means the Licensor’s Technology, together with all proprietary rights, including but not limited to copyrights, trade secrets, patents, formulas, research data, knowhow and specifications related to the process or method associated with the Licensor’s Technology as well as any trademark rights and associated good will.

1.7

“Territory” means the entire world.

1.8

“Third party” means a person or entity that is not Licensor or Licensee.

2.

LICENSE

2.1

License Grant. Licensor grants to Licensee and Licensee accepts from Licensor a Exclusive Sub-Licensable, non-assignable, world-wide license to use the Licensor’s Technology on a First Right to Refusal Basis, and such license shall be non-revocable and perpetual except as otherwise set forth in this Agreement.

2.2

Reservation of Rights. Licensor expressly reserves all rights other than those being conveyed or granted in this Agreement.

2.2

Diligence. Licensee shall use reasonably commercial efforts consistent with prudent business judgment in the development of the Field, and in the promotion(s) of in the Territory.

3.

COMPENSATION TO LICENSOR

3.1

Compensation/Payments.  Licensee agrees to pay Licensor a monthly fee equal to five (5%) of the Gross Revenues generated by the rental of the Cultivation Units (the “Royalty”) along with the Exclusive Construction Rights, which Licensor has the right of Assignment, of the Cultivation Units, whereas the Cultivation Units will be constructed and delivered to the location(s), including all set up and connection costs, identified by the Licensee at a Cost plus twenty percent (20%), as well as Maintenance of the Cultivation Units in perpetuity at a cost plus twenty percent (20%)  by the Licensor and or its Assignee for the License granted pursuant under this Agreement.

4.

TERM AND TERMINATION

4.1

Term. Unless otherwise terminated pursuant to Section 4, the term of this Agreement shall commence on the Effective Date and shall be perpetual (“Term”).

4.2

Termination. This Agreement may be terminated upon the happening of any of the following events:

4.2.1

By either party if the other party (the “Breaching party”) shall materially breach this Agreement or otherwise fail to perform any material term, condition or obligation under the Agreement and that failure is not cured within thirty (30) days after written notice of such breach or failure to perform is received by the Breaching party; and upon fifteen (15) days if the breach is a failure to pay any undisputed payments expressly due pursuant to the Agreements.

 4.2.2

At the option of Licensee, upon sixty (60) days prior written notice to Licensor.

4.2.3

By Licensor immediately upon notice to Licensee, if Licensee seeks to dissolve, liquidate its assets, or windup its business; or if Licensee ceases to do business in the normal course, or if Licensee shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now in effect, or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property;

4.2.4

By Licensor immediately upon notice to Licensee if an involuntary case or other proceeding shall be commenced against Licensee seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case remains unstayed and in effect for more than 90 days;

4.2.5

Licensee’s failure to use commercial reasonable efforts to Deploy Cultivation Units.

4.2.6

By Licensor immediately upon Licensee’s use of the Licensor’s Technology for any purpose other than for use in Cultivation Units.

4.2.7

By Licensor immediately upon the Licensee’s intentional and material breach of it confidentiality obligations; including without limitation disclosure of any trade secrets or any information related to Licensor’s Technology or the reverse engineering or attempt to do so by Licensee, of the Licensor’s Technology, or Licensee’s use of the Technology for any purpose other than as provided in this Agreement.

4.3

Duties Upon Termination. Upon termination of this Agreement, Licensee shall immediately cease to use Licensor’s Technology.

4.4

 Effect of Termination. Upon the termination of this Agreement, all rights granted to Licensee under this Agreement shall terminate and revert to Licensor, and Licensee will refrain from further copying, marketing, distribution, operation or use of any kind of the Licensor’s Technology.  Notwithstanding the foregoing, the termination of this Agreement shall not terminate the Tenant(s) Lease Agreement, which is a separate agreement with its own termination provisions. Further, termination of this License Agreement shall not impact Licensee’s rights to continue Leasing the Cultivation Units produced prior to the termination of this Agreement.

5.

REPRESENTATIONS AND WARRANTIES

5.1

Mutual Representations and Warranties. Each party represents and warrants to the other party that, as of the Effective Date that:

5.1.1

it is an entity duly organized, validly existing and in good standing under the laws of its state of organization or incorporation;

5.1.2

it has the right and authority to execute and deliver this Agreement and to perform its obligations as contemplated in this Agreement;

5.1.3

this Agreement is a legal, valid and binding agreement of such parties and enforceable against each party;

5.1.4

the execution and delivery of this Agreement will not breach any governing instrument or agreement of such party or, to such party’s knowledge, any statute, regulation or any other restriction upon such party; and,

5.1.5

it has secured all requisite authorizations and approvals necessary to the execution, delivery and performance of this Agreement.

6.

INDEMNIFICATION AND LIABILITY LIMIT

6.1

Licensee shall at all times during the term of this Agreement and thereafter, indemnify, defend, and hold Licensor and its officers, directors, members, managers, employees and agents (“Indemnitees”), harmless from and against all claims, suits, liabilities, losses, damages, proceedings, demands, expenses (including reasonable legal expenses and reasonable attorneys’ fees) and costs (“Claims”), to the extent caused by the negligent acts or omission of Licensee, its members, agents, managers, employees or subcontractors; provided, however, that Licensee shall not be obligated to indemnify Indemnitees for that portion of any Claim determined to arise from the negligence or an act or omission by an Indemnitee, or a breach by Licensor of any of its covenants, representations or warranties set forth in this Agreement.

6.2

Licensor shall at all times during the term of this Agreement and thereafter, indemnify, defend, and hold Licensee and its officers, directors, members, managers, employees and agents (“Indemnitees”), harmless from and against all claims, suits, liabilities, losses, damages, proceedings, demands, expenses (including reasonable legal expenses and reasonable attorneys’ fees) and costs (“Claims”), to the extent caused by the negligent acts or omission of Licensor, its members, agents, managers, employees or subcontractors, or a claim that the Licensor’s Technology infringes on any third party intellectual property; provided, however, that Licensor shall not be obligated to indemnify Indemnitees for that portion of any Claim determined to arise from the negligence or an act or omission by an Indemnitee, or a breach by Licensee of any of its covenants, representations or warranties set forth in this Agreement.

6.3

The indemnification set forth above, is subject to the following: (i) the Indemnitees shall notify the indemnifying party promptly of any Claim for which indemnification is sought, and cooperate reasonably with the indemnifying party, at the sole expense of the indemnifying party, in the defense and settlement of that Claim; and (ii) the indemnifying party shall select and manage all attorneys utilized in the defense of any such Claim. The indemnifying party, in settling any Claim, shall not make any admission of fault or impose any obligation on any Indemnitee, without the prior written consent of the Indemnitee.

6.4

EXCEPT FOR THE INFRINGEMENT INDEMNITY OBLIGATIONS CONTAINED ABOVE, NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, UNDER ANY CIRCUMSTANCES, INCLUDING, BUT NOT LIMITED TO LOST PROFITS, REVENUE OR SALES, EVEN IF THE PARTY HAD BEEN ADVISED OF, KNEW, OR SHOULD HAVE KNOWN, OF THE POSSIBILITY THEREOF.

7.

NOTICE.  Any notice or other communication required or permitted shall be in writing and shall be deemed to have been received on the delivery date if personally delivered, sent by overnight courier, or sent by facsimile (with written confirmation of transmission forwarded the same day by mail); or, if mailed, upon receipt or refusal of delivery after having been placed in the United States mail, registered or certified, postage prepaid, addressed to the party to whom it is directed at the address set forth in the preamble of this Agreement.  Either party may change the address to which notices are to be addressed by giving the other party written notice in the manner described in this Section.

If to Licensor:

Victura Construction Group, Inc.

1304 Norwood Dr.

Bedford, TX  76022

If to Licensee:

Cherubim Interests, Inc.

1304 Norwood Dr.

Bedford, TX  76022

8.

GOVERNING LAW; DISPUTE RESOLUTION.  Any dispute related to this Agreement, the services rendered, etc. upon written request of either Party, shall be negotiated and mediated and then shall be resolved by binding arbitration decisions (and not by trial in Court) by Judicial Mediation & Arbitration Services (“JAMS”)  in Fort Worth, under the Texas Arbitration Act if the parties are prohibited by law from contractually choosing the Federal Act) which may be entered as a judgment by any court of competent jurisdiction in a court of competent jurisdiction.

9.

FORCE MAJEURE.  Except for the obligation to pay royalties and other sums under this Agreement, neither Licensee nor Licensor shall be liable for non-performance caused by any circumstance beyond its reasonable control, including, without limitation, the following: war, floods, earthquakes, other acts of God, industrial disputes, civil disobedience, acts of terrorism, strikes, fire, mobilization, changes in governmental regulation or interpretation, requisition, embargo, restriction and shortage of transport facilities, fuel, energy or supplies. Each party claiming the benefit of such an excuse agrees to notify the other party promptly in writing of any such delay or failure in performance, and to resume performance as soon as is reasonably practicable.

10.

RELATIONSHIP OF THE PARTIES.  The relationship between the Parties under this Agreement is that of licensee and licensor. Neither party shall have any right or authority whatsoever to assume or to create any obligation or responsibility of the other party or to bind the other party in any manner. Nothing contained in this Agreement shall be construed to place the parties in the relationship of agent, employee, or franchisee. Neither party may create or assume any obligation on behalf of the other.

11.

CONFIDENTIAL INFORMATION.  Each party shall hold in confidence any Confidential Information disclosed by the other party hereunder, and agrees not to disclose any Confidential Information to any third party without the express written consent of the other party; provided, however, that either party may disclose such information: (a) in confidence, to its employees, consultants, attorneys, auditors and professional advisors with a need to know and who agree to appropriate restrictions on use or disclosure other than to further the purposes of this Agreement and (b) to a court or tribunal as necessary to enforce this Agreement. The Parties shall use the same degree of care in protecting Confidential Information as each uses for its own information of like importance, but not less than a reasonable degree of care. Each party will use Confidential Information only for purposes of furthering the purposes of this Agreement. With respect to any Confidential Information that is revealed by a party to the other party, this confidentiality requirement will remain in force indefinitely following the expiration or termination of this Agreement. Notwithstanding any other provision of this Agreement, a party may disclose Confidential Information which is required to be disclosed by law, rule or regulation (including applicable regulations of any securities exchange), or any, administrative or legal process; provided, however, that the party proposing to make such disclosure shall give prompt prior written notice to the other party and agrees to consult with the other party in good faith regarding the scope of such disclosure. Furthermore, in the case of any administrative or legal process, the party proposing to make such disclosure shall provide reasonable cooperation to the other party, at the other party’s expense, in the latter party’s efforts to challenge the basis for such compelled disclosure or limit the scope of disclosure of such information, as the disclosing party may deem appropriate.

12.

ASSIGNMENT.  Licensee may assign or transfer this Agreement and its License, and any of its rights or obligations hereunder.

13.

WAIVER. The failure to exercise any right provided in this Agreement shall not be a waiver of prior or subsequent rights.

14.

HEADINGS.  Section and subsection headings are not to be considered part of this Agreement and are included solely for convenience and reference and in no way define, limit, or describe the scope of this Agreement or the intent of any provision.

15.

SEVERABLE PROVISIONS.  The provisions of this Agreement are severable and if any one or more provisions may be determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions, and any partially unenforceable provisions to the extent enforceable, shall nevertheless be binding and enforceable.

16.

ENTIRE AGREEMENT.  This Agreement, its Exhibits, Schedules, and Attachments embodies and sets forth the entire agreement and understanding of the Parties and supersedes all prior oral and written agreements, understandings or arrangements relating to the subject matter of this Agreement.  Neither party shall be entitled to rely on any agreement, understanding or arrangement that is not expressly set forth in this Agreement. This Agreement shall not be amended, modified, varied or supplemented except in writing signed by the parties.

 IN WITNESS WHEREOF, the Parties have caused this Agreement to be effective as of the Effective Date set forth above.

Sincerely,

/s/ Charles Everett

Charles Everett

President/CEO

Victura Construction Group, Inc.

/s/ Patrick Johnson

Patrick Johnson

President/CEO

Cherubim Interests, Inc.

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